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                             ARTHUR ANDERSEN LLP




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Universal Display Corporation:

We have audited the accompanying consolidated balance sheets of Universal Display Corporation (a Pennsylvania corporation in the development-stage) and subsidiary as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' deficit and cash flows for the period from inception (June 17, 1994) to December 31, 1994, the year ended December 31, 1995 and the period from inception (June 17, 1994) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Display Corporation and subsidiary as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the period from inception (June 17, 1994) to December 31, 1994, the year ended December 31, 1995 and the period from inception (June 17, 1994) to December 31, 1995, in conformity with generally accepted accounting principles.



                        /s/ ARTHUR ANDERSEN LLP




Philadelphia, Pa.,
   February 2, 1996 (except with
   respect to the matters discussed
   in Notes 3 and 10, as to which
   the date is April 11, 1996)